Exhibit 99.1
July 1, 2026
Genneia S.A. (the “Company”)
Nicolás Repetto 3676
3rd Floor
Olivos (1636), Provincia de Buenos Aires
Argentina
Ladies and Gentlemen:
Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as director of the Company, effective upon the completion of the Argentine offering and international offering in the terms set forth in the Company's registration statement on Form F-1 filed by the Company with the U.S. Securities and Exchange Commission.

Sincerely,

By:	/s/ Luciano Laspina
Name: Luciano Laspina